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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 26, 2003


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          DELAWARE                       0-21802                  34-1741211
(STATE OR OTHER JURISDICTION           (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)                FILE NUMBER)          IDENTIFICATION NO.)


    3450 W. CENTRAL AVENUE, SUITE 328
               TOLEDO, OHIO                                     43606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (419) 535-6374






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ITEM 5.           OTHER EVENTS

On February 26, 2003 N-Viro International Corporation (the "Company") closed on an $845,000 Credit Facility with Monroe Bank & Trust. The loan agreement and Notes pertaining to the Credit Facility are attached as Exhibits 99.1 and 99.2, respectively. This senior debt Credit Facility is comprised of a $295,000 four year term note at 7.5% and a line of credit up to $550,000 at Prime plus 1 1/2% and secured by a first lien on all assets of the Company. The Company will use the funds to refinance existing debt and to provide working capital. Previously, the Company had a $750,000 line of credit with another financial institution, secured by a $400,000 restricted Certificate of Deposit, required and held by this financial institution. Effectively, the former line of credit provided only $350,000 of additional working capital. The effective increase in the line will provide the Company with additional working capital, and the debt refinance will provide lower cost and longer term debt, improving cash flow.

To secure the Credit Facility, the Company was required by the financial institution to obtain Additional Collateral of $100,000 in the form of a real estate mortgage on property belonging to a third party. Messrs. J. Patrick Nicholson, the Chairman of the Board and Consultant to the Company; Michael G. Nicholson, the Company's Chief Operating Officer and a Director; Robert F. Nicholson, a Company employee, and Timothy J. Nicholson, a Company employee, ("the Nicholsons") provided the $100,000 Additional Collateral. In exchange for the provision of the Mortgage or Mortgages to secure the Company's debt to Monroe Bank & Trust, the Company has agreed to provide the Nicholsons the following: (1) an annual fee in an amount equal to two percent (2%) of the aggregate value of the Mortgage or Mortgages encumbering the property owned by the Nicholsons, which fee originally will be $2,000.00 per annum; (2) interest at an annual rate of 5% of the aggregate value of the Mortgage or Mortgages encumbering the Nicholsons' property beginning on the first anniversary date of the closing of the Credit Facility, and (3) grant, jointly to the Nicholsons, a warrant (the "Warrant") to acquire in the aggregate, 50,000 shares of the Company's voting common stock at a purchase price of $0.90 per share, which was the closing market price of the Company's common stock on the prior business day to the closing of the Credit Facility. In addition, the Company granted to the Nicholsons a lien upon the Company's inventory and accounts receivable. This lien is subordinated to both existing liens on the Company's assets and all liens granted by the Company in favor of the financial institution providing the Credit Facility. The lien secures the obligation of the Company to indemnify the Nicholsons against any economic loss they may incur if the Company defaults on its obligations under the Credit Facility. The Additional Collateral Agreement and Warrant are attached as Exhibits 99.3 and 99.4, respectively.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:       March 3, 2003          By:        /s/       James K. McHugh
       --------------------                 ------------------------------------
                                                 James K. McHugh
                                                 Chief Financial Officer